Exhibit 99.1

TACTILE SYSTEMS TECHNOLOGY, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS; INTRODUCES FULL YEAR 2024 OUTLOOK

Full Year Revenue Increased 11% Year-Over-Year; Full Year Net Income Increased 260%;

Full Year Adjusted EBITDA Increased 62%

MINNEAPOLIS, MN, February 20, 2024 – Tactile Systems Technology, Inc. (“Tactile Medical”; the “Company”) (Nasdaq: TCMD), a medical technology company providing therapies for people with chronic disorders, today reported financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Highlights:

●	Total revenue increased 5% over prior year to $77.7 million
●	Net income increased 77% over prior year to $8.2 million
●	Adjusted EBITDA increased 27% over prior year to $15.4 million
●	Retired $16.8 million revolving line of credit and completed final $5.6 million earnout payment
●	Welcomed Vindell Washington, M.D. to Board of Directors

Full Year 2023 Highlights:

●	Treated over 77,000 patients
●	Total revenue increased 11% over prior year to $274.4 million
●	Net income increased 260% over prior year to $28.5 million
●	Adjusted EBITDA increased 62% over prior year to $29.7 million
●	Generated $35.9 million of cashflow from operations, a $30.6 million increase over prior year
●	Accounts receivable, current and non-current, declined $23.8 million
●	Introduced Entre Plus and Flexitouch ComfortEase upper extremity garments

“2023 proved to be a year of significant progress for Tactile. We restored our lymphedema therapies to double-digit growth, introduced new products and demonstrated leverage in sales and marketing.  We also grew total revenue over 11%, delivered record profitability and significantly strengthened our balance sheet,” said Dan Reuvers, President and Chief Executive Officer of Tactile Medical. “Our results clearly reflected the hard work throughout the company in 2023.”

Mr. Reuvers continued, “In 2024, we will continue investing to serve more patients, leverage technology solutions and improve our customer experience.  We remain focused on delivering double-digit revenue growth, expanding operating margins and generating solid free cashflow as we seek to extend our leadership position in the treatment of patients with underserved chronic conditions.”

Fourth Quarter 2023 Financial Results

Total revenue in the fourth quarter of 2023 increased $3.8 million, or 5.1%, to $77.7 million, compared to $73.9 million in the fourth quarter of 2022. The increase in total revenue was attributable to an increase of $3.7 million, or 5.6%, in sales and rentals of the lymphedema product line and an increase of $0.1 million, or 0.6%, in sales of the airway clearance product line compared to the fourth quarter of 2022.

Gross profit in the fourth quarter of 2023 increased $3.9 million, or 7.5%, to $56.0 million, compared to $52.1 million in the fourth quarter of 2022. Gross margin was 72.1% of revenue, compared to 70.5% of revenue in the fourth quarter of 2022. Non-GAAP gross margin was 72.5% of revenue, compared to 71.2% of revenue in the fourth quarter of 2022.

Operating expenses in the fourth quarter of 2023 were $44.2 million, consistent with the fourth quarter of 2022.

Operating income was $11.8 million in the fourth quarter of 2023, compared to $7.9 million in the fourth quarter of 2022. Non-GAAP operating income in the fourth quarter of 2023 was $12.7 million, compared to $9.5 million in the fourth quarter of 2022.

Other expense was $36,000 in the fourth quarter of 2023, compared to $950,000 in the fourth quarter of 2022.

Income tax expense was $3.6 million in the fourth quarter of 2023, compared to $2.3 million in the fourth quarter of 2022.

Net income in the fourth quarter of 2023 was $8.2 million, or $0.35 per diluted share, compared to $4.6 million, or $0.23 per diluted share, in the fourth quarter of 2022. Non-GAAP net income in the fourth quarter of 2023 was $8.9 million, compared to $5.9 million in the fourth quarter of 2022.

Weighted average shares used to compute diluted net income per share were 23.8 million and 20.3 million for the fourth quarters of 2023 and 2022, respectively.

Adjusted EBITDA was $15.4 million in the fourth quarter of 2023, compared to $12.1 million in the fourth quarter of 2022.

Full Year 2023 Financial Results

Total revenue for the twelve months ended December 31, 2023, increased $27.6 million, or 11.2%, to $274.4 million, compared to $246.8 million for the twelve months ended December 31, 2022. The increase in revenue was attributable to an increase of $29.5 million, or 13.9%, in sales and rentals of the lymphedema product line, partially offset by a decrease of $1.8 million, or 5.3%, in sales of the airway clearance product line.

Net income for the twelve months ended December 31, 2023, was $28.5 million, or $1.23 per diluted share, compared to a net loss of $17.9 million, or $0.89 per diluted share, for the twelve months ended December 31, 2022. Non-GAAP net income for the twelve months ended December 31, 2023, was $29.5 million, compared to a non-GAAP net loss of $3.6 million for the twelve months ended December 31, 2022.

Weighted average shares used to compute diluted net income (loss) per share were 23.2 million and 20.1 million for the twelve months ended December 31, 2023 and 2022, respectively.

Adjusted EBITDA was $29.7 million in the twelve months ended December 31, 2023, compared to $18.3 million in the twelve months ended December 31, 2022.

Balance Sheet Summary

As of December 31, 2023, the Company had $61.0 million in cash and cash equivalents and $29.3 million of outstanding borrowings under its credit agreement, compared to $21.9 million in cash and cash equivalents and $49.0 million of outstanding borrowings under its credit agreement as of December 31, 2022.

2024 Financial Outlook

The Company expects full year 2024 total revenue in the range of $300.0 million to $305.0 million, representing growth of approximately 9% to 11% year-over-year, compared to total revenue of $274.4 million in 2023.

Conference Call

Management will host a conference call at 8:00 a.m. Eastern Time on February 20, 2024, to discuss the results of the quarter and fiscal year with a question-and-answer session. Those who would like to participate may dial 877-407-3088 (201-389-0927 for international callers) and provide access code 13744163. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.tactilemedical.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13744163. The webcast will be archived at investors.tactilemedical.com.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic pulmonary disease by helping them live better and care for themselves at home. Tactile Medical collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the impacts of inflation, rising interest rates or a recession; the adequacy of the Company’s liquidity to pursue its business objectives; the Company’s ability to obtain reimbursement from third-party payers for its products; adverse economic conditions or intense competition; price increases for supplies and components; wage and component price inflation; loss of a key supplier; entry of new competitors and products; compliance with and changes in federal, state and local government regulation; loss or retirement of key executives, including prior to identifying a successor; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), and non-GAAP net income (loss), which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Adjusted EBITDA in this release represents net income or loss, plus interest expense, net, or less interest income, net, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus impairment charges and inventory write-offs, plus or minus the change in fair value of earn-out, plus litigation defense costs and plus executive transition costs. Non-GAAP gross profit in this release represents gross profit plus non-cash intangible amortization expense and inventory write-offs. Non-GAAP gross margin in this release represents non-GAAP gross profit divided by revenue. Non-GAAP operating income (loss) in this release represents operating income (loss) adjusted for non-cash intangible amortization expense, inventory write-offs, change in fair value of earn-out, litigation defense costs and executive transition expenses. Non-GAAP net income (loss) represents net income (loss) adjusted for non-cash intangible amortization expense, inventory write-offs, change in fair value of earn-out, litigation defense costs and executive transition expenses, and adjusted for the income tax effect on reconciling items. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period. In addition, Adjusted EBITDA is used as a performance metric in the Company’s compensation program.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Tactile Systems Technology, Inc.
Consolidated Balance Sheets
	At December 31,
(In thousands, except share and per share data)	2023	2022
Assets
Current assets
Cash and cash equivalents	$61,033	$21,929
Accounts receivable	43,173	54,826
Net investment in leases	14,195	16,130
Inventories	22,527	23,124
Prepaid expenses and other current assets	4,366	3,754
Total current assets	145,294	119,763
Non-current assets
Property and equipment, net	6,195	6,077
Right of use operating lease assets	19,128	21,322
Intangible assets, net	46,724	50,375
Goodwill	31,063	31,063
Accounts receivable, non-current	10,936	23,061
Deferred income taxes	19,378	—
Other non-current assets	2,720	3,335
Total non-current assets	136,144	135,233
Total assets	$281,438	$254,996
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,659	$9,984
Note payable	2,956	2,968
Earn-out, current	—	13,050
Accrued payroll and related taxes	16,789	17,100
Accrued expenses	5,904	9,240
Income taxes payable	1,467	2,336
Operating lease liabilities	2,807	2,500
Other current liabilities	4,475	7,152
Total current liabilities	41,057	64,330
Non-current liabilities
Revolving line of credit, non-current	—	24,916
Note payable, non-current	26,176	20,979
Accrued warranty reserve, non-current	1,681	2,207
Income taxes payable, non-current	446	298
Operating lease liabilities, non-current	18,436	20,866
Total non-current liabilities	46,739	69,266
Total liabilities	87,796	133,596

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 23,600,584 shares issued and outstanding as of December 31, 2023; 20,252,677 shares issued and outstanding as of December 31, 2022	24	20
Additional paid-in capital	174,724	131,001
Retained earnings (accumulated deficit)	18,894	(9,621)
Total stockholders’ equity	193,642	121,400
Total liabilities and stockholders’ equity	$281,438	$254,996

Tactile Systems Technology, Inc.
Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenue
Sales revenue	$67,407	$63,365	$239,493	$211,345
Rental revenue	10,245	10,535	34,930	35,440
Total revenue	77,652	73,900	274,423	246,785
Cost of revenue
Cost of sales revenue	18,190	18,253	66,713	59,619
Cost of rental revenue	3,455	3,550	12,577	11,190
Total cost of revenue	21,645	21,803	79,290	70,809
Gross profit
Gross profit - sales revenue	49,217	45,112	172,780	151,726
Gross profit - rental revenue	6,790	6,985	22,353	24,250
Gross profit	56,007	52,097	195,133	175,976
Operating expenses
Sales and marketing	26,581	27,083	107,119	106,418
Research and development	1,793	2,139	7,823	7,088
Reimbursement, general and administrative	15,200	13,427	62,074	60,796
Intangible asset amortization and earn-out	633	1,598	76	14,432
Total operating expenses	44,207	44,247	177,092	188,734
Income (loss) from operations	11,800	7,850	18,041	(12,758)
Other expense	(36)	(950)	(2,271)	(2,715)
Income (loss) before income taxes	11,764	6,900	15,770	(15,473)
Income tax expense (benefit)	3,562	2,279	(12,745)	2,393
Net income (loss)	$8,202	$4,621	$28,515	$(17,866)
Net income (loss) per common share
Basic	$0.35	$0.23	$1.24	$(0.89)
Diluted	$0.35	$0.23	$1.23	$(0.89)
Weighted-average common shares used to compute net income (loss) per common share
Basic	23,551,388	20,204,479	22,925,497	20,067,969
Diluted	23,771,490	20,293,825	23,176,169	20,067,969

Tactile Systems Technology, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
(In thousands)	2023	2022
Cash flows from operating activities
Net income (loss)	$28,515	$(17,866)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,539	6,268
Deferred income taxes	(19,378)	(32)
Stock-based compensation expense	7,547	9,600
Loss on disposal of property and equipment and intangibles	3	20
Change in fair value of earn-out liability	(2,475)	11,850
Changes in assets and liabilities, net of acquisition:
Accounts receivable	11,653	(5,348)
Net investment in leases	1,935	(3,648)
Inventories	597	(3,907)
Income taxes	(721)	2,270
Prepaid expenses and other assets	72	(950)
Right of use operating lease assets	71	168
Accounts receivable, non-current	12,125	(10,214)
Accounts payable	(3,853)	4,961
Accrued payroll and related taxes	(311)	4,961
Accrued expenses and other liabilities	(6,464)	7,076
Net cash provided by operating activities	35,855	5,209
Cash flows from investing activities
Purchases of property and equipment	(2,324)	(1,780)
Proceeds from sale of property and equipment	—	11
Intangible assets expenditures	(157)	(140)
Net cash used in investing activities	(2,481)	(1,909)
Cash flows from financing activities
Proceeds from issuance of note payable	8,250	—
Payments on earn-out	(10,575)	(5,000)
Payments on note payable	(3,000)	(6,000)
Payments on revolving line of credit	(25,000)	—
Payments of deferred debt issuance costs	(125)	(39)
Proceeds from exercise of common stock options	14	153
Proceeds from the issuance of common stock from the employee stock purchase plan	1,541	1,286
Proceeds from issuance of common stock at market	34,625	—
Net cash provided by (used in) financing activities	5,730	(9,600)
Net increase (decrease) in cash and cash equivalents	39,104	(6,300)
Cash and cash equivalents – beginning of period	21,929	28,229
Cash and cash equivalents – end of period	$61,033	$21,929

Supplemental cash flow disclosure
Cash paid for interest	$4,560	$2,186
Cash paid for taxes	$5,815	$44
Capital expenditures incurred but not yet paid	$528	$38

The following table summarizes revenue by product line for the three and twelve months ended December 31, 2023 and 2022:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2023	2022	2023	2022
Revenue
Lymphedema products	$69,464	$65,764	$241,721	$212,266
Airway clearance products	8,188	8,136	32,702	34,519
Total	$77,652	$73,900	$274,423	$246,785

Percentage of total revenue
Lymphedema products	89%	89%	88%	86%
Airway clearance products	11%	11%	12%	14%
Total	100%	100%	100%	100%

The following table contains a reconciliation of GAAP gross profit and margin to non-GAAP gross profit and margin:

Tactile Systems Technology, Inc.
Reconciliation of Gross Profit and Margin to Non-GAAP Gross Profit and Margin
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in thousands)	2023	2022	2023	2022
Revenue	$77,652	$73,900	$274,423	$246,785

Gross profit, as reported	$56,007	$52,097	$195,133	$175,976
Gross margin, as reported	72.1%	70.5%	71.1%	71.3%
Reconciling items:
Non-cash intangible amortization expense	$312	$314	$1,257	$1,247
Inventory write-offs	—	215	—	215
Non-GAAP gross profit	$56,319	$52,626	$196,390	$177,438
Non-GAAP gross margin	72.5%	71.2%	71.6%	71.9%

The following table contains a reconciliation of GAAP operating income (loss) to non-GAAP operating income:

Tactile Systems Technology, Inc.
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in thousands)	2023	2022	2023	2022
GAAP operating income (loss)	$11,800	$7,850	$18,041	$(12,758)
Reconciling items:
Non-cash intangible amortization expense impacting gross profit	$312	$314	$1,257	$1,247
Inventory write-offs	—	215	—	215
Non-cash intangible amortization expense impacting operating expenses	632	646	2,551	2,582
Change in fair value of earn-out	—	952	(2,475)	11,850
Litigation defense costs	—	(447)	—	2,830
Executive transition expenses	—	(10)	—	280
Non-GAAP operating income:	$12,744	$9,520	$19,374	$6,246
Non-GAAP operating margin	16.4%	12.9%	7.1%	2.5%

The following table contains a reconciliation of GAAP net income (loss) to non-GAAP net income (loss):

Tactile Systems Technology, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in thousands)	2023	2022	2023	2022
GAAP net income (loss)	$8,202	$4,621	$28,515	$(17,866)
Reconciling items:
Non-cash intangible amortization expense impacting gross profit	$312	$314	$1,257	$1,247
Inventory write-offs	—	215	—	215
Non-cash intangible amortization expense impacting operating expenses	632	646	2,551	2,582
Change in fair value of earn-out	—	952	(2,475)	11,850
Litigation defense costs	—	(447)	—	2,830
Executive transition expenses	—	(10)	—	280
Income tax expense on reconciling items*	(236)	(418)	(333)	(4,751)
Non-GAAP net income (loss)	$8,910	$5,873	$29,515	$(3,613)
* The effect of income tax on the reconciling items is estimated using the Company's effective statutory tax rate.

The following table contains a reconciliation of net income (loss) to Adjusted EBITDA for the three and twelve months ended December 31, 2023 and 2022, as well as the dollar and percentage change between the comparable periods:

Tactile Systems Technology, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Increase		Year Ended		Increase
	December 31,		(Decrease)		December 31,		(Decrease)
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Net income (loss)	$8,202	$4,621	$3,581	77%	$28,515	$(17,866)	$46,381	260%
Interest expense, net	38	950	(912)	(96)%	2,273	2,728	(455)	(17)%
Income tax (benefit) expense	3,562	2,279	1,283	56%	(12,745)	2,393	(15,138)	N.M.
Depreciation and amortization	1,624	1,597	27	2%	6,539	6,267	272	4%
Stock-based compensation	1,950	1,919	31	2%	7,547	9,600	(2,053)	(21)%
Impairment charges and inventory write-offs	—	215	(215)	(100)%	—	215	(215)	(100)%
Change in fair value of earn-out	—	952	(952)	(100)%	(2,475)	11,850	(14,325)	(121)%
Litigation defense costs	—	(447)	447	(100)%	—	2,830	(2,830)	(100)%
Executive transition costs	—	(10)	10	(100)%	—	280	(280)	(100)%
Adjusted EBITDA	$15,376	$12,076	$3,300	27%	$29,654	$18,297	$11,357	62%

Investor Inquiries:

Mike Piccinino, CFA

ICR Westwicke

443-213-0500

investorrelations@tactilemedical.com